EXHIBIT 4.1


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

              BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION,

                    THE FINANCIAL INSTITUTIONS PARTIES HERETO

                                       AND

                          FIRSTAR BANK MILWAUKEE, N.A.,

                                    AS AGENT



                           DATED AS OF APRIL 30, 1999

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 30, 1999, is among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions parties hereto (individually a "Lender" and collectively the "Lenders") and FIRSTAR BANK MILWAUKEE, N.A., as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

     The Company, the Lenders and the Agent acknowledge the following:

     A. The Company, the Lenders from time to time parties thereto and the Agent are parties that certain Credit Agreement dated as of March 11, 1998 (the "Original Credit Agreement").

     B. The Original Credit Agreement has been amended several times and the Company, the Lenders party hereto and the Agent desire to amend and restate the Original Credit Agreement in its entirety.

                                   AGREEMENTS

     In consideration of the Recitals and the mutual promises contained herein, the Company, the Lenders and the Agent agree as follows:

     1. Definitions. As used in this Agreement, the following terms have the following meanings:

     "Adjusted LIBOR Rate" means, with respect to a LIBOR Rate Loan for the relevant Interest Period, a rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) determined according to the following formula:

          Adjusted LIBOR Rate =              LIBOR Rate
                                   --------------------------------
                                   1.00 - LIBOR Reserve Requirement

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     "Adjusted  Tangible Assets" means,  with respect to the Company on any date of determination, all assets except: (a) trademarks, tradenames, franchises, goodwill, and other similar intangibles; (b) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; and (c) accounts, notes, and other receivables due from Affiliates or employees.

     "Adjusted Tangible Net Worth" means, with respect to the Company on any date of determination, the remainder of (a) net book value (after deducting related depreciation, obsolescence, amortization and other proper reserves) at which the Adjusted Tangible Assets of the Company would be shown on a balance sheet of the Company at such date, but excluding any amounts arising from write-ups of assets, minus (b) the amount at which the Company's liabilities (other than Subordinated Debt, preferred stock, capital stock, surplus, and retained earnings) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities.

     "Affiliate" of any Person means any other Person, directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether by ownership of stock (or other ownership interests), by contract or otherwise. Although not Affiliates within the definition of this term, for purposes of this Agreement, Lee Middleton Original Dolls, Inc. and Licensed Products, Inc. shall be deemed Affiliates.

     "Applicable Margin" means (a) in the case of Base Rate Loans, 0% and (b) in the case of LIBOR Rate Loans, 1.375%.

     "Applicable Percentage" means, with respect to each Third Party Loan, (a) 100% in the case of a Third Party Loan which is totally owned and funded by the Company and with respect to which the Company has neither assigned such loan nor granted a participation interest therein, (b) 0% in the case of either (i) a Third Party Loan for which the Company has sold a 50% or greater participation interest to a third party or (ii) a Third Party Loan for which the Company has sold a participation interest to a third party and such third party is entitled to receive principal and interest payments on a preferential basis and (c) in


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all other cases, the Applicable  Percentage shall be the percentage  interest in such Third Party Loan retained by the Company.

     "Appraised Value" means the fair market value of real property securing a Third Party Loan or constituting Eligible Leased Real Estate as determined by an MAI appraiser acceptable to the Agent in a written appraisal which satisfies all regulatory requirements applicable to the Lenders; provided, however, that in each circumstance in which the Appraised Value exceeds $1,000,000 or for an appraisal of property securing a Nonperforming Loan, such appraisal shall be reviewed by the Agent and if the Agent, in its reasonable judgment, determines that the value of such real property is less that the amount shown in the applicable appraisal, then the Appraised Value shall be such lesser amount determined by the Agent; provided, further, that in the case of a Nonperforming Loan, the Appraised Value shall be $0 until the date the Agent receives a new appraisal of the relevant real property, or the Company and the Majority Lenders otherwise agree.

     "Base Rate" means, for any day, the Prime Rate in effect for such day.

     "Base Rate Loan" means a Revolving Loan that bears interest at a rate determined by reference to the Base Rate.

     "Borrowing Base Amount" means, on each date of determination, an amount equal to the sum of:

     (a) the Owner-Occupied Real Estate Loan Borrowing Base Amount;

     (b) the Leased Real Estate Borrowing Base Amount;

     (c) the lesser of (i) 80% of the Applicable Percentage of the outstanding principal balances of Eligible Construction Loans and (ii) $5,000,000;

     (d) 80% of Eligible Construction Costs; and

     (e) the Transferred Loan Borrowing Base Amount.

     "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit D.

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     "Borrowing  Date"  means each date on which a  Revolving  Loan is made by a
Lender to the Company or on which a Letter of Credit is issued by the Agent at the request of the Company.

     "Business Day" means a day (other than Saturday or Sunday) on which banks are open for business in Milwaukee, Wisconsin and Chicago, Illinois and, with respect to the making, payment or rate determination of a LIBOR Rate Loan, a day on which dealings in United States dollars are carried on in the London interbank market.

     "Capital Funds" means the sum of Adjusted Tangible Net Worth plus the outstanding principal amount of all Subordinated Debt.

     "Capitalized Lease" means any lease, the obligations under which have been, or in accordance with GAAP are required to be, recorded as a capital lease liability on the balance sheet of the Company.

     "Cash Collateral" means cash or cash equivalents reasonably satisfactory to the Agent, held by the Agent for the ratable benefit of the Agent and the Lenders, as security for the Company's obligations under the Loan Documents. The Company hereby grants to the Agent, for the benefit of the Agent and the Lenders a security interest in all such cash and cash equivalents. Cash Collateral consisting of cash or deposit account balances shall be maintained in blocked, non-interest bearing deposit accounts at the Agent.

     "Closing Date" means the first Borrowing Date.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Custodian" means Firstar Bank Milwaukee, N.A., as successor by merger to Firstar Trust Company, or any successor appointed as the Collateral Custodian pursuant to the Collateral Custodian Agreement.

     "Collateral Custodian Agreement" means that certain Collateral Custodian Agreement dated as of March 11, 1998 among the Company, the Agent and the Collateral Custodian, as amended, revised, supplemented or restated from time to time.

     "Commercial Paper" means commercial paper issued by the Company and placed by a CP Placement Agent.

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     "Compliance  Certificate"  means a certificate in substantially the form of
Exhibit E.

     "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person, including (a) any obligation to purchase, repurchase or otherwise acquire a primary obligation or any security therefor, (b) any obligation to advance or provide funds for the payment or discharge of a primary obligation or to maintain the working capital or net worth of another Person and (c) any obligation to assure or hold harmless the holder of a primary obligation against loss.

     "Controlled Group" means a group of trades or businesses (whether or not incorporated) under common control, as defined in the regulations issued pursuant to section 414(c) of the Code or such other regulations prescribed by the Pension Benefit Guaranty Corporation pursuant to section 4001(b)(1) of ERISA, of which the Company is a part.

     "Conversion/Continuation Notice" means a notice in substantially the form of Exhibit C.

     "CP Placement Agent" means either Firstar or U.S. Bank acting in their capacity as a placement agent for the Commercial Paper under a CP Placement Agreement.

     "CP Placement Agreement" means the commercial paper placement agreements, letter agreements or such other documents or agreements between the Company and Firstar or U.S. Bank, as the case may be, setting forth the terms under which Firstar or U.S. Bank, as the case may be, will place Commercial Paper, as amended, revised, supplemented or restated from time to time.

     "Default" means any act, event, condition or omission which, with the giving of notice or lapse of time, would constitute an Event of Default if uncured or unremedied.

     "Eligible Construction Costs" means, with respect to the construction of a facility that upon completion will constitute Eligible Leased Real Estate, all costs relating to acquiring, constructing, designing, engineering and


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equipping  the  facility to be owned by the  Company,  provided  that Soft Costs shall not exceed 5% of total Eligible Construction Costs.

     "Eligible Construction Loan" means a Third Party Loan to fund the purchase of land and the construction of a facility to be owned and occupied by the borrower (which is not an Affiliate of the Company) (a) which facility, upon completion, will be utilized by the borrower in the ordinary course of its business, (b) with respect to which no default has occurred under the loan documents evidencing such Third Party Loan and (c) with respect to which the Company has granted the Agent a first priority security interest in the underlying promissory note executed by such borrower, an assignment of the mortgage securing such promissory note and a security interest in or lien upon any other collateral related thereto as required by the provisions of the Collateral Custodian Agreement. Upon occupancy of such facility the Third Party Loan shall become an Owner-Occupied Real Estate Loan.

     "Eligible Leased Real Estate" means real property owned by the Company and leased to a lessee (a) which is used by the lessee in the conduct of its business activities and (b) with respect to which the Company has provided the Collateral Custodian with the documents, instruments and agreements described in section 3.3 of the Collateral Custodian Agreement. The only Eligible Leased Real Estate with an Affiliate of the Company as a tenant are (or will be) (a) the existing lease of its principal executive office to InvestorsBank and (b) the existing facility leased to Licensed Products, Inc.

     "Eligible Owner-Occupied Real Estate Loan" means an Owner-Occupied Real Estate Loan with respect to which the Company has provided the Collateral Custodian with the documents, instruments and agreements described in section
3.4 of the Collateral Custodian Agreement. The only Owner-Occupied Real Estate Loans to an Affiliate of the Company which may be an Eligible Owner-Occupied Real Estate Loan is a loan to Lee Middleton Original Dolls, Inc. in an amount not to exceed 80% of Appraised Value, subject to a maximum of $2,500,000.

     "Eligible Third Party Loans" means Eligible Construction Loans and Eligible Owner-Occupied Real Estate Loans.

     "Environmental Laws" means all federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water


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pollutants or process waste water or otherwise  relating to the  environment  or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the
Federal   Resource   Conservation   and  Recovery  Act  of  1976,   the  Federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Commission and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

     "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, and the regulations thereunder, all as the same shall be in effect at such date.

     "Established Value" means (a) in the case of an Eligible Construction Loan, the lower of cost or Appraised Value of the real property financed thereby, (b) in the case of Eligible Leased Real Estate, the lesser of the Appraised Value or the total cost (determined in accordance with GAAP) of such real property and
(c) in the case of an Eligible Owner-Occupied Real Estate Loan, the Appraised Value of the real property securing such loan.

     "Event of Default" means the  occurrence of any of the events  described in section 7.1.

     "Federal Funds Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight, Federal funds transactions with brokers of the Federal Reserve System, as published for such day by the Federal Reserve Bank of New York in the weekly statistical release designated as H.15(519), or any successor publication, on the preceding Business Day opposite the caption "Federal Funds Rate (Effective)", or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. In the case of a day which is not a Business Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the preceding Business Day. "Firstar" means Firstar Bank Milwaukee, N.A., and its successors.

     "GAAP" means generally accepted accounting principles in effect in the United States from time to time.


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     "Indebtedness"  means (a) all  indebtedness  for  borrowed  money  created, incurred or assumed by a Person, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade
payables   entered  into  in  the  ordinary   course  of   business),   (c)  all
non-contingent reimbursement or payment obligations with respect to letters of credit and surety instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, (e) all indebtedness created or arising under conditional sale or other title retention agreements, (f) Capitalized Leases,
(g) indebtedness for borrowed money secured by any mortgage, lien, pledge or security interest on property of a Person even though it has not assumed or otherwise become liable for the payment thereof and (h) a Person's obligations under Swap Contracts.

     "Interest Period" means, with respect to a LIBOR Rate Loan, a period of one, two or three months commencing on (and including) a Business Day selected by the Company pursuant to section 2.3(a) or 2.4(c) of this Agreement and ending on (but excluding) the day which corresponds numerically to such date one, two or three months thereafter (or, if such month has no numerically corresponding date, on the last Business Day of such month), provided that:

     (a) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a new calendar month in which case such Interest Period shall end on the immediately preceding Business Day); and

     (b) no Interest Period may end later than the Maturity Date.

     "Lease Portfolio Coverage Ratio" means the relationship, expressed as a numerical ratio, between:

     (a) an amount equal to the rental income received by or on behalf the Company during the month preceding the date of determination multiplied by 12; and

     (b) the net book value of the properties owned by the Company's and subject to lease;


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all as determined in accordance with GAAP.

     "Leased Real Estate Borrowing Base Amount" means an amount equal to the lesser of:

     (a) $30,000,000; or

     (b) the sum of:

          (i) in the case of Eligible Leased Real Estate which is not a Nonperforming Lease, an amount equal to 80% of the Established Value of such Eligible Leased Real Estate; and

          (ii)  in  the  case  of  Eligible   Leased  Real  Estate  which  is  a
     Nonperforming Lease, an amount equal to 50% of the Established Value of such Eligible Leased Real Estate.

     "Letter of Credit" means a letter of credit issued by the Agent at the request of the Company pursuant to section 2.1(c) and "Letters of Credit" means all such letters of credit.

     "Leverage Ratio" means, on each date of determination, the relationship, expressed as a numerical ratio, between (a) Total Liabilities and (b) Capital Funds; all as determined for the Company in accordance with GAAP.

     "LIBOR Rate" means, with respect to a LIBOR Rate Loan for the applicable Interest Period, the interest rate at which deposits in United States dollars, in an amount approximately equal to the requested LIBOR Rate Loan and having a maturity approximately equal to the requested Interest Period, are offered by the Agent to prime banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period. The LIBOR Rate determined by the Agent shall, in the absence of manifest error, be conclusive.

     "LIBOR Rate Loan" means a Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

     "LIBOR Reserve Requirement" means, with respect to a LIBOR Rate Loan for the applicable Interest Period, the percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including, without limitation, any marginal, special, emergency and supplemental reserves)


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established  by the  Board  of  Governors  of the  Federal  Reserve  System  for
"eurocurrency liabilities" (as defined in Regulation D of such Board), or for other liabilities which include deposits of the type used in determining the LIBOR Rate, having a term approximately equal to the applicable Interest Period.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Collateral Custodian Agreement, the Parent Guaranty and all other documents, instruments and agreements related to or executed in connection with this Agreement and the transactions contemplated hereby.

     "LOC Commitment" means the commitment of the Agent to issue, and the commitment of the Lenders severally to participate in, standby Letters of Credit issued solely in connection with Transferred Loans, from time to time issued or outstanding under section 2.1(c), in an aggregate amount not to exceed on any date the amount of $10,000,000;
provided that the LOC Commitment is a subfacility of the Revolving Loan Commitment, rather than a separate, independent commitment.

     "LOC Exposure" means an amount equal to the sum of (a) the aggregate amount available for drawing under all outstanding Letters of Credit and (b) the aggregate amount of payments made by the Agent resulting from drawings under Letters of Credit which have not been reimbursed by the Company.

     "Majority Lenders" means the Lenders holding in the aggregate at least 75% of the aggregate outstanding principal balance of the Revolving Loans or, if there are no Revolving Loans outstanding, Lenders whose aggregate Percentage is at least 75%.

     "Maturity Date" means April 28, 2000, or such earlier date on which the Agent declares the Notes to be, or the Notes automatically become, immediately due and payable pursuant to section 7.2 of this Agreement.

     "Multiemployer Plan" means any pension benefit plan subject to Title IV of ERISA as defined in section 4001(a)(3) of ERISA, to which the Parent, the Company or any member of the Controlled Group is required to contribute on behalf of its employees.

     "Net Earnings" means the excess of:

     (a) all revenues and income derived from operations in the ordinary course of business, including gains on the sale of Company-owned real


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estate  (excluding  extraordinary  gains and  profits  upon the  disposition  of investments and fixed assets),

over

     (b) all expenses and other proper charges against income (including payment or provision for all applicable income and other taxes, but excluding extraordinary losses and losses upon the disposition of investments and fixed assets),

all as determined in accordance with GAAP, applied on a consistent basis to the Company.

     "Nonperforming Lease" means Eligible Leased Real Estate if (a) the lease has been terminated, (b) the tenant has abandoned the property or (c) the tenant is more than 90 days past due on a lease payment. Unless otherwise agreed to by the Majority Lenders and notice thereof , in the form of Exhibit J attached hereto, has been sent to the Company, a Nonperforming Lease shall continue as a Nonperforming Lease until the property is leased to a new tenant and a new appraisal is furnished to the Agent, even if the tenant fully cures all payment defaults.

     "Nonperforming Loans" means a Third Party Loan which the Company has accelerated the maturity thereof or with respect to which the borrower is more than 90 days past due on a payment of principal or interest. Unless otherwise agreed to by the Majority Lenders and notice thereof, in the form of Exhibit I attached hereto, has been sent to the Company, a Third Party Loan which becomes a Nonperforming Loan shall continue as a Nonperforming Loan even if the borrower subsequently cures the payment default.

     "Note" means a promissory note of the Company in the form of Exhibit A, appropriately completed, evidencing Revolving Loans made by a Lender to the Company.

     "Notice of Borrowing" means a notice in  substantially  the form of Exhibit
B.

     "Owner-Occupied Real Estate Loan" means a Third Party Loan secured by a first priority mortgage lien on real property owned and occupied by the borrower, an Affiliate of the borrower or other party related to the borrower; provided however, that, upon consent of the Majority Lenders, following notice


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from the Company,  the term Owner-Occupied Real Estate Loan shall also include a
Third Party Loan that previously qualified as an Owner-Occupied Real Estate Loan but subsequently becomes unqualified because the real property securing such Third Party Loan is no longer occupied by the borrower, an Affiliate of the borrower or other party related to the borrower.

     "Owner-Occupied Real Estate Loan Borrowing Base Amount" means an amount equal to the sum of:

     (a) in the case of an Eligible Owner-Occupied Real Estate Loan which is not a Nonperforming Loan, an amount equal to the Applicable Percentage of the lesser of [a] the outstanding principal balance of such Eligible Owner-Occupied Real Estate Loan and [b] 64% of the Established Value of the real property securing such Eligible Owner-Occupied Real Estate Loan; plus

     (b) in the case of an Eligible Owner-Occupied Real Estate Loan which is a Nonperforming Loan, an amount equal to the Applicable Percentage of the lesser of [a] the outstanding principal balance of such Eligible Owner-Occupied Real Estate Loan and [b] 50% of the Established Value of the real property securing such Eligible Owner-Occupied Real Estate Loan;

provided, however, that the Owner-Occupied Real Estate Loan Borrowing Base Amount shall be reduced, if and to the extent necessary, so that the Applicable Percentage of the outstanding principal balances of Owner-Occupied Real Estate Loans is not less than 110% of the Owner-Occupied Real Estate Loan Borrowing Base Amount.

     "Parent"  means  Bando   McGlocklin   Capital   Corporation,   a  Wisconsin
corporation.

     "Parent Guaranty" means that certain Guaranty Agreement dated as of March 11, 1998, duly executed by the Parent, in favor of the Benefited Parties (as defined therein).

     "Percentage" means, for each Lender:

     (a) with respect to the Revolving Loan Commitment of a Lender, a percentage equal to such Lender's Revolving Loan Commitment divided by the aggregate Revolving Loan Commitments of all Lenders;


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     (b)  with  respect  to the  Revolving  Loans  outstanding  at any  time,  a percentage equal to the outstanding principal amount of Revolving Loans made by such Lender divided by the aggregate outstanding principal amount of Revolving Loans made by all Lenders; and

     (c) with respect to the LOC Commitment of a Lender, a percentage equal to such Lender's LOC Commitment divided by the aggregate LOC Commitments of all Lenders;

and the initial Percentage of each Lender is set forth opposite its signature hereto, as the same may be reduced from time to time under section 2.6.

     "Permitted Liens" means (a) security interests and liens listed on Schedule 1 attached hereto, provided that the Indebtedness secured thereby shall not be increased; (b) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith by the Company for which adequate reserves are established and maintained in accordance with GAAP; (c) construction lien claims not delinquent; (d) liens or deposits in connection with worker's compensation or other insurance or to secure the performance of bids, trade contracts (other than for borrowed money), leases, public or statutory obligations, surety or appeal bonds or other obligations of like nature incurred in the ordinary course of business; (e) security interests and liens in favor of the Agent for the benefit of the Lenders; (f) security interests and liens in favor of a Lender provided that such security interests and liens are subordinate to any security interests and liens granted by the Company in favor of the Agent; (g) security interest and liens for Indebtedness created, incurred or assumed by the Company after the date of this Agreement and permitted under section 6.2(g); and (h) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect as a practical matter upon the ownership or use of its property by the Company.

     "Permitted Swap Contract" means a Swap Contract between the Company and a Lender (or any Affiliate of a Lender); provided that such agreement is entered into in the ordinary course of business by the Company for the purpose of mitigating the Company's risks with respect to interest rate volitility and not for the purpose of speculation.

     "Person" means any natural person, corporation, limited liability company, joint venture, partnership, association, trust or other entity or
any  government  or  political   subdivision   or  any  agency,   department  or
instrumentality thereof.

     "Plan" means any pension benefit plan subject to Title IV of ERISA, including any Multiemployer Plan, maintained by the Parent, the Company or any member of the Controlled Group or any such Plan to which the Parent, the Company or any member of the Controlled Group is required to contribute on behalf of its employees.

     "Prime Rate" means the rate of interest announced by the Agent from time to time as its prime rate. The Prime Rate may or may not be the lowest interest rate charged by the Agent.

     "Reportable Event" means a reportable event as that term is defined in ERISA.

     "Restricted Payments" means dividends or other distributions by the Company based upon the stock of the Company (except dividends payable solely in stock of the Company) and purchases, redemptions and other acquisitions, direct or indirect, by the Company of its stock.

     "Revolving Loan" means an extension of credit made by a Lender to the Company pursuant to section 2.1 of this Agreement.

     "Revolving Loan Commitment" means the obligation of each Lender to make Revolving Loans to the Company. The total Revolving Loan Commitment of the Lenders is initially $70,000,000 and is subject to reduction from time to time pursuant to section 2.6. The Revolving Loan Commitment of each Lender is such Lender's Percentage of the total Revolving Loan Commitment and the initial Revolving Loan Commitment of each Lender in set forth opposite its signature hereto.

     "Security Documents" means the documents described in section 4.1(b) and any other document, instrument or agreement furnished by the Company to the Agent which provides collateral for the obligations of the Company under the Loan Documents.

     "Soft Costs" means, with respect to an Eligible Construction Loan, any loan fees, debt service costs, developer's fees, including all contingencies, overhead expenses, administrative expenses and profit, insurance premiums, survey expenses, surveyor's fees, title fees and expenses, broker's fees and architect's fees and expenses.

     "Subordinated Debt" means Indebtedness of the Company, the payment of which is fully subordinated, in a manner satisfactory to the Lenders, to the prior payment of the Notes.

     "Subsidiary" means as of a particular date (a) any corporation more than 50% of whose outstanding stock having ordinary voting power for the election of directors shall at the time be owned or controlled by the Company or by one of its Subsidiaries and (b) any limited liability company more than 50% of whose outstanding ownership interests shall at the time be owned or controlled by the Company or by one of its Subsidiaries.

     "Swap Contract" means an interest rate swap, cap, floor or collar agreement, including any master agreement relating to or governing any of the foregoing.

     "Swing Line Loan" means a Revolving Loan made to the Company by Firstar pursuant to Section 2.1(b). Swing Line Loans shall be a subfacility of Firstar's Revolving Loan Commitment and thus, a subfacility of the Lenders' total Revolving Loan Commitment.

     "Third Party Loans" means commercial loans extended by the Company to third parties and commercial loans extended by InvestorsBank for which the promissory note evidencing the borrower's underlying obligations and all collateral securing such obligations have been fully assigned to the Company.

     "Total Liabilities" means (a) all items which, in accordance with GAAP, would be classified as liabilities on the balance sheet of the Company, including all Capitalized Leases, and (b) indebtedness for borrowed money secured by any mortgage, lien, pledge or security interest on property of the Company even though it has not assumed or otherwise become liable for the payment thereof.

     "Transferred Loan" means an Eligible Owner-Occupied Real Estate Loan which the Company has sold to an unrelated, third-party investor but for which the Company retains an obligation to repurchase such loan upon the demand of the third-party investor therefor, which repurchase obligation is supported by a Letter of Credit in favor of the third-party investor; provided that any Transferred Loan (a) repurchased or otherwise reacquired by the Company or
(b) for which the Company no longer has a repurchase obligation as the result of a refinancing of the underlying Transferred Loan, a release by the third-party investor therefor or otherwise, shall thereupon immediately cease to be a Transferred Loan.

     "Transferred Loan Borrowing Base Amount" means, with respect to Transferred Loans, an amount equal to the sum of the Owner-Occupied Real Estate Loan Borrowing Base Amounts that would be calculated for each Transferred Loan if each such Transferred Loan were deemed to be an Eligible Owner-Occupied Real Estate Loan which is not a Nonperforming Loan.

     "Type" means, with respect to any Revolving Loan, its nature as a Base Rate Loan or as a LIBOR Rate Loan.

     "U.S. Bank" means U.S. Bank National Association (formerly known as First Bank National Association), and its successors.

     2. The Credit Facilities; Fees.

          2.1 Revolving Loans and Letters of Credit.

          (a) Revolving Loans. During the period from the date of this Agreement to the Maturity Date, each Lender will make Revolving Loans to the Company, subject to the terms and conditions hereof, in an amount equal to such Lender's Percentage of the amount of Revolving Loans requested by the Company on the applicable Borrowing Date, up to the maximum amount at any time outstanding of such Lender's Revolving Loan Commitment minus such Lender's Percentage of the LOC Exposure then outstanding; provided, however, that the Lenders shall have no obligation to make Revolving Loans to the Company if, after giving effect thereto, the sum of the aggregate outstanding principal amount of Revolving Loans plus the outstanding principal amount of Commercial Paper plus the then outstanding LOC Exposure would exceed the lesser of the total Revolving Loan Commitments or the Borrowing Base Amount. Within such maximum amount Revolving Loans may be made, repaid and made again. The Revolving Loans made by a Lender shall be evidenced by the Note payable to the order of such Lender and shall be payable on the Maturity Date. Although each Note shall be expressed to be payable in the amount of the payee Lender's initial Revolving Loan Commitment, the Company shall be obligated to pay only the amount of Revolving Loans actually disbursed to or for the account of the Company by the payee Lender, together with interest on the unpaid balance of the sums so disbursed, which remain outstanding from time to time as shown on the records of the payee Lender. The Revolving Loans made by the Lenders on a Borrowing Date shall be made ratably in accordance with each Lender's Percentage.

          (b) Swing Line Loans. The parties agree that for ease of administration and to avoid frequent transfers of funds, Firstar may at its option and from time to time make Swing Line Loans to the Company without proportionate loans by the other Lenders. Notwithstanding any provision of this Agreement to the contrary:

               (i) The aggregate outstanding principal amount of all outstanding Swing Line Loans shall not exceed $2,500,000;

               (ii) The Company may request a Swing Line Loan by a telephonic request therefor to Firstar no later than 4 p.m., Milwaukee, Wisconsin time on the requested Borrowing Date;

               (iii) Swing Line Loans shall be evidenced by the Revolving Note payable to the order of Firstar;

               (iv) Swing Line Loans shall be Base Rate Loans; and

               (v) Swing Line Loans may be prepaid at any time in whole or in part without premium or penalty and all payments of principal and interest on Swing Line Loans shall be made to and retained by Firstar.

          Except as expressly set forth to the contrary in this Agreement, Swing Line Loans shall be governed by the provisions of this Agreement applicable to Revolving Loans.

          During any period that Swing Line Loans are outstanding, the Lenders agree that at any time upon the request of Firstar, each Lender will make a Revolving Loan to the Company by transferring to Firstar an amount equal to such Lender's Percentage of the aggregate principal amount of Swing Line Loans then outstanding. Such transfer shall be considered a Revolving Loan by that Lender to the Company and a payment of the Swing Line Loans by the Company to Firstar. If an Event of Default occurs while Swing Line Loans are outstanding, each Lender agrees to purchase from Firstar a participation in such Swing Line Loans in an amount equal to such Lender's Percentage of the then outstanding principal amount of Swing Line Loans. The Company and Firstar agree that the aggregate outstanding principal balance of Swing Line Loans shall be reduced to $0 for at least one day each calendar week.

          (c) Letters of Credit.

                    (i)  Issuance.  The Agent  will  issue  standby  Letters  of
          Credit, solely in connection with Transferred Loans, which it may lawfully issue, in Dollars, for the account of the Company, subject to the terms and conditions hereof, at any time during the period from the Closing Date to the Maturity Date; provided that [a] the LOC Exposure as of the applicable Borrowing Date, shall not exceed the LOC Commitment and [b] the sum of the LOC Exposure and the outstanding principal amount of all Revolving Loans shall not exceed the Revolving Loan Commitment then in effect; and, provided further, that (x) each Letter of Credit shall contain such terms and conditions as are acceptable to the Agent and (y) no Letter of Credit shall have an expiry date later than the Maturity Date. By 12 p.m., Milwaukee time, at least three Business Days prior to the proposed Borrowing Date of a Letter of Credit, the Company shall deliver to the Agent a duly executed application and agreement for such Letter of Credit, in form and content satisfactory to the Agent. No Letter of Credit shall be issued hereunder unless on the proposed Borrowing Date all of the conditions precedent specified in section 4.2 shall have been satisfied as fully as if the issuance of such Letter of Credit were a Revolving Loan.

                    (ii) Letter of Credit Participation. Upon the issuance of a Letter of Credit by the Agent hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Agent an undivided interest and participation in such Letter of Credit, the obligations of the Company in respect thereof and the liability of the Agent thereunder in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Percentage. The Agent will notify each Lender promptly upon presentation of a draft with respect to a Letter of Credit, identifying such Letter of Credit and specifying the amount drawn and the Business Day on which the Agent will honor such drawing. If on or before such date the Company does not reimburse the Agent for the amount drawn and the Company cannot satisfy the borrowing conditions set forth in section 4.2, then each Lender shall pay to the Agent in immediately available funds an amount equal to such Lender's Percentage of the amount drawn. Unless the Agent has acted with gross negligence or willful misconduct in connection with honoring a drawing, the obligation of each Lender to make such payment to the Agent shall be unconditional, continuing, irrevocable and absolute. If any Lender fails to make the payment required under this section, the Agent shall retain, for its own account, any payments otherwise required to be paid to such Lender hereunder until such Lender's obligation to the Agent is paid in full.

                    (iii) Reimbursement  Obligation of the Company.  The Company
          agrees to pay to the Agent, for the ratable account of the Lenders, the amount paid by the Agent resulting from a drawing under a Letter of Credit on the date the Agent honors such drawing. If the Company can satisfy the conditions precedent set forth in section 4.2(b)-(d), the Company shall be deemed to have elected to borrow from the Lenders, as of the date such drawing is honored, Base Rate Loans in an aggregate amount equal to the amount drawn which shall be used to satisfy the Company's reimbursement obligation under this section. The obligation of the Company to pay to the Agent the amount of any payment made by the Agent under any Letter of Credit shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all amounts owed by the Company to the Lenders hereunder and under any Loan Document shall have been paid in full and such obligation of the Company shall not be affected, modified or impaired upon the happening of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

                              [a] any lack of validity or  enforceability of any
                    Letter of Credit or any Loan Document;

                              [b] any amendment,  modification, waiver, consent,
                    or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any Loan Document;

                              [c] the existence of any claim, setoff, defense or
                    other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons for whom any such beneficiary or any such transferee may be acting);

                              [d] any  draft  or  other  statement  or  document
                    presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                              [e] payment by the Agent to the beneficiary  under
                    any Letter of Credit against presentation of documents which do not strictly comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; and

                              [f] any  failure,  omission,  delay or lack on the
                    part of the Agent or any party to any Loan Document to enforce, assert or exercise any right, power or remedy conferred upon the Agent or any such other party.

                    (iv) Fees and Expenses.

                              [a] The  Company  agrees to pay to the Agent,  for
                    the ratable benefit of the Lenders, a commission in an amount equal to one percent (1%) per annum of the face amount of each Letter of Credit, quarterly in advance, on the Borrowing Date of each Letter of Credit and on each three-month anniversary thereof.

                              [b] The  Company  shall pay to the Agent,  for its
                    own account, on demand, [i] an issuance or "facing" fee equal to one-eighth of one percentage point (.125%) of the face amount of the Letter of Credit to be issued and [ii] the normal negotiation, presentation, transfer, amendment and other processing fees, and other standard costs and charges of the Agent relating to letters of credit as in effect from time to time.

                    (v) Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                    (vi) Cash Collateral. If on the Maturity Date any Letter of Credit remains outstanding, the Company shall either make arrangements reasonably satisfactory to the Majority Lenders for the assumption of liabilities created by any such issued and unexpired Letter of Credit or, in the absence of such reasonably satisfactory arrangements, the Company shall deliver to the Agent, for the benefit of the Agent and the Lenders, Cash Collateral in an aggregate principal amount equal to 110% of the LOC Exposure then outstanding. The unapplied balance of such Cash Collateral shall be retained by the Agent to the extent the Agent has not been reimbursed for drafts honored by it, or to the Lenders to reimburse the Lenders for any amounts paid by them to the Agent for drafts honored by the Agent under the unexpired Letters of Credit and, to the extent the Letters of Credit expire without draw, any excess shall be first applied to the Company's obligations then due and outstanding under the Loan Documents, if any, with any excess returned to the Company.

          2.2 Interest Rate Options. Revolving Loans may be Base Rate Loans or LIBOR Rate Loans, or a combination thereof. The Company shall select the Type of Revolving Loan (and in the case of LIBOR Rate Loans, the applicable Interest Period) in accordance with sections 2.3(a) and 2.4(c). The aggregate principal amount of LIBOR Rate Loans made by the Lenders on a Borrowing Date, or pursuant to an election by the Company to either (a) convert Base Rate Loans to LIBOR Rate Loans or (b) continue LIBOR Rate Loans, shall be in a minimum amount of $500,000 and in integral multiples of $100,000 above such minimum. After giving effect to any advance under section 2.1 or conversion or continuation under section 2.4, there may not be more than 10 different Interest Periods in effect.

          2.3 Borrowing Procedure for Revolving Loans.

                    (a) The Company shall request Revolving Loans by submitting a Notice of Borrowing to the Agent. The Notice of Borrowing must be received by the Agent (i) in the case of LIBOR Rate Loans, not later than 11 a.m., Milwaukee, Wisconsin time, on the date which is three Business Days prior to the requested Borrowing Date (which must be a Business Day) and (ii) in the case of Base Rate Loans, not later than 11 a.m., Milwaukee, Wisconsin time, on the requested Borrowing Date (which must be a Business Day). Each Notice of Borrowing must specify the amount of the requested Revolving Loans, the Type of requested Revolving Loans and, if the Company requests LIBOR Rate Loans, the applicable Interest Period. The aggregate amount of Revolving Loans made on each Borrowing Date shall be in a minimum amount of $500,000 and in integral multiples of $100,000 above such minimum. Each Notice of Borrowing shall be irrevocable and shall constitute a certification by the Company that the borrowing conditions specified in sections 4.2(b) and 4.2(c) will be satisfied on the specified Borrowing Date. The Agent will promptly notify the Lenders of the requested Revolving Loans. On or before 2 p.m., Milwaukee, Wisconsin time, on the specified Borrowing Date each Lender shall deposit its Percentage of the requested Revolving Loans with the Agent in immediately available funds. The Agent shall, on or before 3 p.m., Milwaukee, Wisconsin time, notify the Company if the Agent has not received each Lender's deposit of its Percentage of the requested Revolving Loan. On or before 3 p.m., Milwaukee, Wisconsin time, provided the Agent has received each Lender's Percentage of the requested Revolving Loan and upon fulfillment of the applicable borrowing conditions, the Agent shall deposit the Revolving Loans in the Company's account maintained with the Agent.

                    (b) Unless the Agent shall have been notified by telephone, confirmed promptly thereafter in writing, by a Lender not later than 2 p.m., Milwaukee, Wisconsin time, on a Borrowing Date that such Lender will not make available to the Agent such Lender's Percentage of the requested

          Revolving Loans, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, the Agent may (but shall not be required) to make available to the Company on such Borrowing Date a corresponding amount. If and to the extent that such Lender shall not have so made such amount available to the Agent and the Agent in such circumstances has made such amount available to the Company, such Lender shall on the Business Day following the Borrowing Date make such amount, together with interest at the Federal Funds Rate for each day during such period, available to the Agent. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account together with interest thereon, for each day from the date the Agent made such amount available to the Company to the date such amount is repaid to the Agent, at the interest rate applicable to such amount as selected by the Company on the Borrowing Date for such amount.

                    (c) The failure of any Lender to make a Revolving Loan shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on the applicable Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the applicable Borrowing Date.

          2.4 Continuation and Conversion Procedure.

                    (a) Base Rate Loans shall continue as Base Rate Loans unless and until converted into LIBOR Rate Loans. The Company may elect from time to time, subject to the terms and conditions of this Agreement, to convert all or any part of the outstanding Base Rate Loans into LIBOR Rate Loans.

                    (b) At the end of the applicable Interest Period for LIBOR Rate Loans, such LIBOR Rate Loans shall be automatically converted into Base Rate Loans unless the Company shall have given the Agent notice in accordance with section 2.4(c) requesting that, at the end of such Interest Period, such LIBOR Rate Loans continue as LIBOR Rate Loans.

                    (c) The Company shall deliver a Conversion/ Continuation Notice to the Agent for each conversion of Base Rate Loans or continuation of LIBOR Rate Loans. The Conversion/Continuation Notice must be received by the Agent not later than 11 a.m., Milwaukee time, at least three Business Days prior to the date of the requested conversion or continuation and must specify (i) the requested date (which shall be a Business Day) of such conversion or continuation,
          (ii) the amount of Revolving  Loans to be  converted or continued  and
          (iii) the duration of the Interest Period applicable thereto.

                    (d) The Agent will promptly notify each Lender of its receipt of a Conversion/Continuation Notice or, if no notice is timely provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given.

                    (e) Notwithstanding anything to the contrary contained in this section, Revolving Loans may not be converted into or continued as LIBOR Rate Loans when any Default or Event of Default has occurred and is continuing.

          2.5 Commitment Fee. As consideration for the Lenders' Revolving Loan Commitments, the Company will pay to the Agent, for the account of the Lenders, on the last Business Day of each quarter commencing June 30, 1999 and on the Maturity Date, a commitment fee equal to 1/2 of 1% per year of the daily average unused amount of the Revolving Loan Commitment during the preceding quarter or other applicable period; provided that for purposes of calculating the commitment fee payable, the LOC Exposure shall constitute a used portion of the Revolving Loan Commitment; and provided further that for purposes of computing the commitment fee due on June 30, 1999, the applicable period shall be the date of this Agreement through June 30, 1999. Commitment fees shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

          2.6 Reduction or Termination of Revolving Loan Commitment. The Company may, upon three Business Days' prior written notice to the Agent, permanently reduce the amount of the total Revolving Loan Commitment; provided that (i) no such reduction shall reduce the amount of the total Revolving Loan Commitment to an amount less than the sum of (a) the aggregate unpaid principal balances of the Notes plus (b) the then outstanding LOC Exposure on the date of such reduction plus (c) the aggregate outstanding principal amount of Commercial Paper on such date, (ii) the Revolving Loan

Commitments may not be terminated by the Company unless there is no Commercial Paper outstanding and (iii) upon any termination of the Revolving Loan Commitments the Company shall pay to the Agent, for the account of the Lenders, the outstanding principal balance of the Revolving Loans, all accrued interest and all fees, expenses and other amounts payable under this Agreement as of the termination date (including the delivery of Cash Collateral required under section 2.1(c)(vi) hereof). Each reduction in the total Revolving Loan Commitment shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 above such minimum. Each reduction in the total Revolving Loan Commitment shall ratably reduce each Lender's Revolving Loan Commitment.

          2.7 Interest Rates.

                    (a) The unpaid principal balance of Base Rate Loans outstanding from time to time shall bear interest prior to the Maturity Date at an annual rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans, and such rate shall change on each day on which the Base Rate changes. Accrued interest shall be due on the first Business Day of each month, commencing June 1, 1999, and on the Maturity Date.

                    (b) The unpaid principal balance of each LIBOR Rate Loan shall bear interest during the applicable Interest Period at the corresponding Adjusted LIBOR Rate plus the Applicable Margin for Libor Rate Loans. Accrued interest for each LIBOR Rate Loan shall be due on the last day of the applicable Interest Period.

                    (c) Notwithstanding the provisions of sections 2.7(a) and 2.7(b) above, upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of each Note shall, upon notice from the Agent to the Company, bear interest at an annual rate equal to the Base Rate plus two percentage points (the "Default Rate"), payable upon demand. On and after the Maturity Date, the unpaid principal balance of the Notes and all accrued interest thereon shall bear interest at the Default Rate and shall be payable upon demand.

                    (d) Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

          2.8 Payments. All payments of principal and interest on the Notes and of all fees and other amounts due hereunder shall be made at the office of the Agent, for the account of the Lenders, in immediately available funds not later than 2 p.m., Milwaukee, Wisconsin time, on the date due; funds received after that time shall be deemed to have been received on the next Business Day. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. The Agent may charge any account of the Company at the Agent or at any Lender for any payment due under the Notes, or any fee or expense payable hereunder, on or after the date due. Except as otherwise provided in section 2.12(b), the Agent shall forward to each Lender, promptly after receipt, such Lender's Percentage of such payments received by the Agent.

          2.9 Prepayments. The Company shall immediately and without demand by the Agent or any Lender make a mandatory prepayment of the Notes if and to the extent that the sum of (a) the aggregate outstanding principal balances of the Notes plus (b) the then outstanding LOC Exposure, plus (c) the aggregate outstanding principal amount of the Commercial Paper exceeds the Borrowing Base Amount. The Company further agrees to make a mandatory prepayment of the Notes in an amount equal to the net proceeds received by the Company in connection with the sale of any Transferred Loan. The Company may at any time repay, without premium or penalty, Base Rate Loans in a minimum amount of $500,000 (or, if less, all outstanding Base Rate Loans). The Company may prepay LIBOR Rate Loans (in a minimum amount of $500,000 and in integral multiples of $100,000 above such minimum) at any time; provided, that, in the event of a prepayment of LIBOR Rate Loans on any day other than the last day of the applicable Interest
Period, the Company shall also pay to the Bank on the prepayment date the amounts referred to in section 2.10(c).

          The Company will give the Agent notice of any optional prepayment of the Revolving Notes not later than 1 p.m., Milwaukee, Wisconsin time, on the Business Day prior to the prepayment date, specifying the prepayment date (which must be a Business Day) and the amount to be prepaid. The amount of such prepayment and any amounts related thereto shall be due and payable on the specified prepayment date.

          2.10 Additional LIBOR Rate Loan Provisions

                    (a) If any Lender determines that the making or maintaining of a LIBOR Rate Loan would violate any applicable law, rule regulation or directive, whether or not having the force of law, then the obligation of the Lenders to make or continue LIBOR Rate Loans, or to convert Base Rate Loans into LIBOR Rate Loans, shall be suspended until the Agent notifies the Company that the circumstances causing such suspension no longer exist. During any such period, all LIBOR Rate Loans shall automatically convert into Base Rate Loans at the end of the applicable Interest Period or sooner if required by law.

                    (b) If the Agent is unable to determine the LIBOR Rate in respect of a requested Interest Period or the Majority Lenders are unable to obtain deposits of United States dollars in the London interbank market in the applicable amounts and for the requested Interest Period, then, upon notice from the Agent to the Company, the obligation of the Lenders to make or continue LIBOR Rate Loans, or to convert Base Rate Loans into LIBOR Rate Loans, shall be suspended until the Agent notifies the Company that the circumstances causing such suspension no longer exist.

                    (c) If any Lender shall incur any loss or expense (including any loss or expense incurred by reason of a liquidation or redeployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of a LIBOR Rate Loan, or to convert any portion of a Base Rate Loan into a LIBOR Rate Loan) as a result of (in each case other than as a result of the occurrence of an event described in section 2.10(b) hereof): (i) any conversion or repayment or prepayment of the principal amount of LIBOR Rate Loan on a date other than the last day of the Interest Period applicable thereto (whether as a result of acceleration, prepayment or otherwise); (ii) any Revolving Loan not being made as a LIBOR Rate Loan in accordance with the Notice of Borrowing therefore; or (iii) any Revolving Loan not being continued as, or converted into, a LIBOR Rate Loan in accordance with the Continuation/ Conversion Notice therefore, then, upon written notice from such Lender to the Company, the Company shall, within five days of its receipt thereof, pay to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

          2.11 Setoff. Each Lender shall, upon the occurrence and during the continuance of an Event of Default, have the right to apply to the payment of the Note held by such Lender (whether or not then due) any and all balances, credits, deposits, accounts or monies of the Company then or thereafter maintained with such Lender. Each Lender agrees to promptly notify the Company and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

          2.12 Pro Rata Treatment; Sharing of Payments.

                    (a) Except as otherwise provided in this Agreement, all payments of principal, interest and fees made by the Company shall be distributed pro rata to the Lenders according to their respective Percentages. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall immediately purchase, without recourse and for cash, from the other Lenders, such participations in the Notes of such other Lenders so that each Lender shall thereafter have a percentage interest in all of such obligations equal to such Lender's Percentage; provided, however, that if any payment so received shall be recovered in whole or in part from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of any such recovery, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this section may, to the fullest extent permitted by law, exercise all of its rights of payment (including its right of setoff) with respect to such participation as if such Lender were the direct creditor of the Company in the amount of such participation.

                    (b) Notwithstanding anything to the contrary contained in this Credit Agreement, any Lender that fails to make available to the Agent its pro rata share of any Revolving Loan as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Company to the Agent and the nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Loans. The Delinquent Lender hereby authorizes the Agent to (i) retain such payments to the extent the Agent funded such delinquency or (ii) distribute such payments to the nondeliquent Lenders in proportion to their respective pro rata shares of all outstanding Revolving Loans to the extent the nondelinquent Lenders funded such delinquency. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of the application of the assigned payments to the Agent and/or the nondelinquent Lenders, all advances funded by the Agent have been repaid in full and the Lenders' respective pro rata shares of all outstanding Revolving Loans have returned to their respective Percentages.

          2.13 Capital Adequacy. As used in this section, the term "Regulatory Change" means any change enacted or issued after the date of this Agreement of any (or the adoption after the date of this Agreement of any new) federal or state law, regulation, interpretation, direction, policy or guideline, or any court decision, which affects (or, in the case of a court decision would, if the decision were applicable to any Lender, affect) the treatment of any Revolving Loan or any commitment of any Lender hereunder as an asset or other item included for the purpose of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender. If such Regulatory Change has the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of the Revolving Loans or commitments of such Lender hereunder to a level below that which such Lender or such corporation could have achieved but for such Regulatory Change (taking into account such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time following notice by such Lender to the Company of such Regulatory Change, within ten days after demand from such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction. Such notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

          2.14  Yield  Protection.   If  any  law  or  any  governmental   rule,
regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

                    (a) subjects any Lender to any tax, duty, charge or withholding on or from payments due from the Company (excluding federal taxation of the overall net income of any Lender and any such tax, duty, charge or withholding in effect as of the date of this Agreement), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loans or other amounts due it hereunder (excluding federal taxation of the overall net income of any Lender);

                    (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any lender (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Loans) with respect to its Revolving Loans; or

                    (c) imposes any other condition the result of which is to increase the cost to any Lender of making, funding or maintaining the Revolving Loans or reduces any amount received by any Lender in connection with the Revolving Loans or requires any Lender to make any payment calculated by reference to the amount of Revolving Loans held or interest received by it, by an amount deemed material by such Lender;

          then, within 15 days of demand by such Lender, the Company shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable thereto. Such notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

          2.15 Other Fees. In addition to the other fees described herein, the Company shall pay to Firstar the arrangement fees and annual agency fees described in the fee letters dated June 10, 1998 and April 30, 1999, respectively, from Firstar to the Company (the "Fee Letter").

          3. Representations and Warranties. In order to induce the Lenders to make the Revolving Loans and the Agent to issue Letters of Credit, the Company represents and warrants to the Lenders and the Agent that:

          3.1 Organization; Subsidiaries; Corporate Power; REIT Status. The Company is a corporation validly existing under the laws of the State of Wisconsin. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership of its properties requires such qualification and in which the failure to so qualify would materially adversely affect the business operations or financial condition of the Company. The Company has no Subsidiaries. The Company has the corporate power to own its properties and carry on its business as currently being conducted. The Company has elected, and is duly qualified, to operate as a "real estate investment trust" ("REIT") pursuant to section 856 of the Code and applicable regulations issued by the Internal Revenue Service. The

Company has no knowledge of any facts or circumstances that would disqualify the Company as a REIT and has no knowledge of any pending or threatened action by the Internal Revenue Service to revoke or terminate the Company's election to operate, or status, as a REIT.

          3.2 Authorization and Binding Effect. The execution and delivery by the Company of the Loan Documents to which it is a party, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity. The Loan Documents to which the Company is a party, when executed and delivered, will constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principles of equity might affect the specific enforcement of such Loan Documents.

          3.3 Financial Statements. The Company has furnished to the Lenders (a) the consolidated balance sheet of the Parent and its consolidated subsidiaries as of December 31, 1998, and related statements of income, retained earnings and cash flows for the year ended on that date, certified by BDO Seidman, LLP and
(b) the unconsolidated balance sheet of the Company dated February 28, 1999 and related statements of income and cash flows for the period ended on such date, prepared by the Company. Such financial statements were prepared in accordance with GAAP consistently applied throughout the periods involved, are correct and complete and fairly present the consolidated financial condition of the Parent and its subsidiaries of the Company, respectively, as of such dates and the results of their operations for the periods ended on such dates, subject, in the case of the interim statements, to normal year-end adjustments. There has been no material adverse change in the condition or prospects of the Parent or its consolidated subsidiaries, financial or otherwise, since the date of the most recent financial statement furnished to the Lenders.

          3.4 Litigation. Except for the matters described on Schedule 3.4, there is no litigation or administrative proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or the properties of the Company which if determined adversely would have a material adverse effect upon the business, financial condition or properties of the Company.

          3.5 Restricted Payments. The Company has not, since the date of the most recent financial statements referred to in section 3.3, made any Restricted Payments except for Restricted Payments permitted under section 6.1.

          3.6 Indebtedness; No Default. The Company has no outstanding Indebtedness or Contingent Obligations, except those permitted under sections
6.2 and 6.3. There exists no default nor has any act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under the provisions of (a) any instrument evidencing such Indebtedness or Contingent Obligation or any agreement relating thereto or (b) any other agreement or instrument to which the Company is a party and which is material to the financial condition, business operations or prospects of the Company.

          3.7 Ownership of Properties; Liens and Encumbrances. The Company has good and marketable title to all property, real and personal, reflected on the most recent financial statement of the Company furnished to the Lenders, and all property purported to have been acquired since the date of such financial statement, except property sold or otherwise disposed of in the ordinary course of business subsequent to such date; and all such property is free of any lien, security interest, mortgage, encumbrance or charge of any kind or any agreement not to grant a security interest, mortgage or lien, except Permitted Liens. All owned and leased buildings and equipment of the Company are in good condition, repair and working order (reasonable wear and tear excepted) and, to the Company's knowledge, conform in all material respects to all applicable laws, ordinances and regulations.

          3.8 Tax Returns Filed. The Parent and the Company have filed when due all federal and state income and other tax returns which are required to be filed. The Company has paid or made provision for the payment of all taxes shown on such returns, and on all assessments received by it to the extent that such taxes or assessments have become due, except any such taxes or assessments which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established.

The Company has no knowledge of any liabilities which may be asserted against it upon audit of its federal or state tax returns.

          3.9 Margin Stock. The Company will not use, directly or indirectly, any part of the proceeds of any Note for the purpose of purchasing or carrying, or to extend credit to others for the purpose of purchasing or carrying, any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any amendments thereto. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

          3.10 Investment Company. The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          3.11 ERISA Liabilities. The Company has no knowledge of the occurrence of any event with respect to any Plan which could result in a liability of the Company or any member of the Controlled Group to any Plan, the Internal Revenue Service or to the Pension Benefit Guaranty Corporation other than the payment of contributions in the normal course or premiums (but not a late payment charge) pursuant to section 4007 of ERISA. With respect to any Plan there is no (a) accumulated funding deficiency within the meaning of section 412(a) of the Code;
(b) nondeductible contribution to any Plan within the meaning of section 4972 of the Code; (c) excess contribution within the meaning of section 4979(c) of the Code which would result in tax under section 4979(a) of the Code; (d) prohibited transaction within the meaning of ERISA section 406 which is not exempt under ERISA section 408; (e) failure to make required contributions to any
Multiemployer Plan; or (f) withdrawal or partial withdrawal from any Multiemployer Plan within the meaning of ERISA sections 4203 and 4205.

          3.12 No Burdensome Agreements. The Company is not a party to or bound by any agreement, instrument or undertaking, or subject to any other restriction
(a) which materially adversely affects, or is likely in the future to so affect, the property, financial condition or business operations of the Company or (b) under or pursuant to which the Company is or will be required to grant (or under which any other Person may obtain) a security interest or lien upon any of its property (other than a Permitted Lien), either upon demand or upon the fulfillment of a condition, with or without demand.

          3.13 Trademarks, Etc. The Company possesses adequate trademarks, trade names, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of their respective businesses substantially as now conducted, without any known conflict with the rights of others which would result in a material adverse effect on the Company.

          3.14 Dump Sites. With respect to the period during which the Company owned or occupied its real estate, and to the Company's knowledge after reasonable investigation, with respect to the time before the Company owned or occupied its real estate, no person or entity has caused or permitted materials to be stored, deposited, treated, recycled or disposed of on, under or at any real estate owned or occupied by the Company, which materials, if known to be present, would require cleanup, removal or some other remedial action under Environmental Laws.

          3.15 Tanks. There are not now, nor, to the Company's knowledge after reasonable investigation, have there ever been tanks or other facilities on, under, or at any real estate owned or occupied by the Company which contained materials which, if known to be present in soils or ground water, would require cleanup, removal or some other remedial action under Environmental Laws.

          3.16 Other Environmental Conditions. There are no conditions existing which would subject the Company to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Company.

          3.17 Changes in Laws. To the Company's knowledge after reasonable investigation, there are no proposed or pending changes in Environmental Laws that would adversely affect the Company.

          3.18 Environmental Judgments, Decrees and Orders. The Company is not subject to any judgment, decree, order or citation related to or arising out of Environmental Laws. The Company has not been named as a potentially responsible party by a governmental body or agency in a matter arising under any Environmental Law.

          3.19  Environmental  Permits  and  Licenses.   The  Company  and  each
Subsidiary has all permits, licenses and approvals required under Environmental Laws.

          3.20 Year 2000. Except as set forth on Schedule 3.20 attached hereto, the information technology systems used by the company in its business operations accurately process date/time data (including without limitation calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, the year 1999 and 2000 and leap year calculations.

          3.21 Accuracy of Information. All information furnished by the Company to the Lenders is true, correct and complete in all material respects as of the date furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

          4. Conditions for Borrowing. The Lenders' obligations to make Revolving Loans, and the Agent's obligation to issue Letters of Credit, are subject to the satisfaction, on or before the following Borrowing Dates, of the following conditions:

          4.1 On or Before the Closing Date. The Agent shall have received the following, all in form, detail and content satisfactory to the Lenders:

                    (a) Notes. The Notes, duly executed by the Company.

                    (b) Security Documents:

                              (i) that certain Security  Agreement,  dated as of
                    March 11, 1998 from the Company to the Agent, granting the Agent, for the benefit of the Lenders, a security interest in all of the personal property of the Company;

                              (ii) that certain UCC-1 Financing  Statement,filed
                    as Document No. 1743425 on March 16, 1998, in the office of the Wisconsin Department of Financial Institutions, naming the Company as Debtor and the Agent as Secured Party, for the benefit of the Lenders, filed to perfect the security interests granted to the Agent by the Company; and

                              (iii) that certain Collateral Assignment of Deposit Accounts dated as of March 11, 1998 from the Company to the Agent, assigning to the Agent, for the benefit of the Lenders, the Company's deposit accounts at InvestorsBank.

                    (c) Collateral Custodian Agreement. A First Amendment to Collateral Custodian Agreement, duly executed by the parties thereto, amending Collateral Custodian Agreement.

                    (d) Parent Guaranty. An Acknowledgment, Consent and Reaffirmation, duly executed by the Parent, acknowledging and consent to the provisions of this Agreement and reaffirming that the Parent Guaranty remains in full force and effect..

                    (e) Certified Articles of Incorporation. A copy of the Articles of Incorporation of the Company and of the Parent, certified as of a recent date by the Wisconsin Department of Financial Institutions.

                    (f) Certificates of Status and Good Standing. Certificates of status and good standing with respect to the Company and the Parent, issued as of a recent date by the Secretary of State (or comparable governmental authority) of each state in which the Company or the Parent is incorporated or is qualified to transact business as a foreign corporation.

                    (g) Closing Certificate of the Company. Copies, certified by the Secretary of the Company to be true and correct and in full force and effect on the Closing Date, of (i) the By-Laws of the Company;
          (ii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of the Loan Documents to which the Company is a party; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such Loan Documents, together with true signatures of such officers.

                    (h) Closing Certificate of the Parent. Copies, certified by the Secretary of the Parent to be true and correct and in full force and effect on the Closing Date, of (i) the By-Laws of the Parent; (ii) resolutions of the Board of Directors of the Parent authorizing the execution and delivery of the Loan Documents to which the Parent is a party; and (iii) a statement containing the names and titles of the officer or officers of the Parent authorized to sign such Loan Documents, together with true signatures of such officers.

                    (i) Personal Property Searches. Searches of the appropriate public offices demonstrating that no security interest, tax lien, judgment lien or other charge or encumbrance is of record affecting the Company or its properties except those which are acceptable to the Agent.

                    (j) Borrowing Base Certificate. A completed Borrowing Base Certificate as of March 31, 1999.

                    (k) No Default Certificate. The representations and warranties contained in section 3 hereof and in the other Loan Documents shall be true and correct on and as of the Closing Date; there shall exist on the Closing Date no Default or Event of Default; and the Lenders shall have received a certificate to those effects, signed by the President of the Company.

                    (l) Opinion of Counsel. An opinion from Foley & Lardner, counsel to the Company, in the form of Exhibit F attached hereto.

                    (m) Proceedings Satisfactory. Such other documents as the Lenders may reasonably request; and all proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory to the Lenders.

          4.2 On or Before Each Subsequent Borrowing Date:

                    (a) Borrowing Procedure. The Company shall have complied with the borrowing procedure specified in section 2.3.

                    (b) Representations and Warranties True and Correct. The representations and warranties contained in section 3 hereof and in the other Loan Documents shall be true and correct on and as of the relevant Borrowing Date except (i) that the representations and warranties contained in section 3.3 shall apply to the most recent financial statements delivered pursuant to section 5.1 of this Agreement and section 8(b) of the Parent Guaranty and (ii) for changes contemplated or permitted by this Agreement.

                    (c) No Default. There shall exist on that Borrowing Date no Default or Event of Default.

                    (d) Proceedings and Documentation. The Lenders shall have received such instruments and other documents as they may reasonably request in connection with the making of such Revolving Loans, and all such instruments and documents shall be in form and content satisfactory to the Lenders.

          5. Affirmative Covenants. The Company covenants that it will, until the Lenders' Revolving Loan Commitment has terminated or expired, the Lenders' LOC Commitment has terminated or expired, all outstanding Letters of Credit have expired and the Notes, and all fees and expenses payable hereunder, have been paid in full:

          5.1 Monthly Financial Statements and Reports. Furnish to the Agent within 30 days after the end of each month a copy for each Lender of a balance sheet of the Company as of the end of such month and a related statement of income for the period from the beginning of the fiscal year to the end of such month, prepared in accordance with GAAP, subject to normal year-end adjustments. Such monthly financial statements shall be accompanied by (a) a Borrowing Base Certificate as of the last day of such month and (b) a Compliance Certificate as of the last day of such month.

          5.2 Other Financial Information. Furnish to the Agent, (a) immediately upon any increase in the Company's outstanding Commercial Paper obligations, a notice setting forth the then outstanding balance of such Commercial Paper obligations, and (b) as soon as available, copies for each Lender of such other financial information as any Lender may from time to time reasonably request.

          5.3 Books and Records; Inspection. Keep proper, complete and accurate books of record and account and permit any representative of the Agent or any Lender to visit and inspect any of the properties and examine and copy any of the books and records of the Company at any reasonable time and as often as may reasonably be desired. Without limiting the generality of the foregoing, the Company agrees to permit a third party auditor selected by the Agent, at the expense of the Company, to conduct on an annual basis an audit of all Third Party Loans, the scope and timing of which audit are more particularly described in that certain letter dated March 11, 1998 from the Agent to the Company.

          5.4 Insurance. Maintain insurance coverage as may be required by law or the Security Documents but in any event not less than insurance coverage, in the forms, amounts and with companies, which would be carried by prudent management in connection with similar properties and businesses. Without limiting the foregoing, the Company will (a) keep all its physical property insured against fire and extended coverage risks in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas; (b) maintain all such worker's compensation and similar insurance as may be required by law; and (c) maintain, in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Company and insurance covering the Company's risk of loss if tenant fails to maintain required insurance.

          5.5 Condition of Property. Keep its properties (whether owned or leased) in good condition, repair and working order (reasonable wear and tear excepted).

          5.6 Payment of Taxes. Pay and discharge all lawful taxes, assessments and governmental charges upon it or against its properties prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Company and appropriate reserves with respect thereto are established and maintained in accordance with GAAP.

          5.7 Compliance with Law. Do all things necessary to (a) maintain its corporate existence in its state of incorporation and maintain its qualification as a foreign corporation in any other state where the ownership of property or the conduct of business make qualification necessary and where the failure to so qualify would have a material adverse effect upon its business, operations or financial condition, (b) preserve and keep in full force and effect its rights and franchises necessary to continue its business and (c) comply with all applicable laws, regulations and ordinances, including all applicable Environmental Laws, except those being contested in good faith and involving no possibility of criminal liability.

          5.8 ERISA Certificate. Comply with all applicable requirements of ERISA for each Plan and furnish to the Agent, as soon as possible and in any event within 30 days after the Company shall have obtained knowledge that a Reportable Event has occurred with respect to any Plan, a certificate of an officer of the Company setting forth the details as to such Reportable Event and the action which the Company proposes to take with respect thereto, and a copy of each notice of a Reportable Event sent to the Pension Benefit Guaranty Corporation by the Company and, with respect to a Multiemployer Plan, furnish to the Agent as soon as possible after the Company receives notice or obtains knowledge that the Company or any member of the Controlled Group may be subject to withdrawal liability, or required to post a bond to avoid such liability, to a Multiemployer Plan, a certificate of an officer of the Company setting forth the details as to such event and the actions which the Company plans to take with respect thereto.

          5.9 Compliance with Other Loan Documents. Timely comply with all of its obligations under the other Loan Documents.

          5.10 Notice of Default or Claimed Default. Furnish to the Agent (a) immediately upon becoming aware of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (b) immediately upon becoming aware that the holder of any other Indebtedness issued or assumed by the Company, or the lessor under any lease as to which the Company is the lessee, has given notice or has taken any action with respect to a claimed default thereunder, or under any agreement under which any such Indebtedness was issued or secured, a written notice specifying the notice given or action taken, the nature of the claimed default and what action the Company is taking or proposes to take with respect thereto; (c) immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by the Company or a cleanup, removal, remedial action or other response by or on the part of the Company under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from the Company for an alleged violation of Environmental Laws; and (d) written notice of any condition or event which would make the warranties contained in section 3 inaccurate, as soon as the Company becomes aware of such condition or event.

          5.11 Deposit Accounts. The Company shall maintain all of its primary operating and investment accounts at a Lender or at InvestorsBank. The Company shall, promptly upon request by the Agent, cause InvestorsBank to report to the Agent the individual and aggregate balances of all the Company's deposit and investment accounts maintained at InvestorsBank, and the Company shall, within 5 days following request by the Agent, transfer all such accounts to, and thereafter maintain such accounts at, a Lender.

          5.12 Transferred Loans. The Company shall promptly notify the Agent as soon as the Company becomes aware of the fact that any default has occurred under any Transferred Loan, and the Company shall promptly notify the Agent if the Company repurchases or otherwise reacquires any Transferred Loan.

          6. Negative Covenants. The Company covenants that, without the prior written consent of the Majority Lenders, it will not, until the Lenders' Revolving Loan Commitment has terminated or expired, the Lenders' LOC Commitment has terminated or expired, all outstanding Letters of Credit have expires and the Notes, and all fees and expenses payable hereunder, have been paid in full:

          6.1 Restricted Payments. Make any Restricted Payments except that so long as no Default or Event of Default exists and no Default or Event of Default would arise after giving effect to any such Restricted Payment, the Company may make, declare and pay dividends to the Parent, provided that in no event shall the Company pay any dividend that constitutes a return-of-capital to the Parent nor shall the Company pay any dividend during any fiscal quarter following a fiscal quarter for which the Company achieved Net Earnings of less than $0.

          6.2 Limitations on Indebtedness. Create, incur, assume or permit to exist any Indebtedness except (a) Indebtedness owed to the Lenders arising under this Agreement; (b) Indebtedness secured by Permitted Liens; (c) Subordinated Debt; (d) Commercial Paper; (e) the Company's obligations under Permitted Swap Contracts; (f) existing Indebtedness listed on Schedule 6.2 attached hereto; (g) Indebtedness created after the date of this Agreement secured by Third Party Loans pledged to the lender, provided that the aggregate outstanding principal balance of such Third Party Loans shall not at any time exceed 110% of the unpaid principal balance of the Company's Indebtedness to such lender; (h) Indebtedness created after the date of this Agreement secured by real property owned by the Company and mortgaged to the lender, provided that the value of such mortgaged real property (calculated at the lesser of the Appraised Value thereof or the total cost therefor (as determined in accordance with GAAP)) shall not at any time exceed 120% of the unpaid principal balance of the Company's Indebtedness to such lender; and (i) unsecured Indebtedness.

          6.3 Limitations on Contingent Obligations. Create, incur, assume or permit to exist any Contingent Obligations except for (a) the endorsement of negotiable or nonnegotiable instruments for collection in the ordinary course of business, (b) the Contingent Obligations listed on Schedule 6.3 which shall not be extended, renewed or increased and (c) Contingent Obligations in favor of a Lender.

          6.4 Limitations on Liens and Encumbrances. Create, assume or permit to exist any mortgage, security interest, lien or charge of any kind, including any restriction against mortgages, security interests, liens or charges upon any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

          6.5 Limitations on Mergers, Etc. Merge or consolidate with or into any other corporation or entity or sell, lease, transfer or otherwise dispose of in a single transaction or a series of transactions, all or a substantial part of its assets other than sales of Third Party Loans or pro rata participation interests therein on a nonrecourse basis made in the ordinary course of business.

          6.6 Limitations on Acquisitions, Advances and Investments. Acquire stock issued by a corporation, an ownership interest in any limited liability company or any partnership or joint venture interest, or all or substantially all of the assets of another Person, or make any loan, advance or extension of credit to any Person except (a) the purchase of United States government bonds and obligations; (b) Third Party Loans to borrowers in the ordinary course of business of the Company; (c) commercial paper with a maturity not exceeding 90 days; (d) deposits in deposit accounts at banks; (e) investments in bank repurchase agreements; (f) loans and advances to employees and agents in the ordinary course of business for travel and entertainment expenses and similar items; and (g) the purchase of Third Party Loans from InvestorsBank.

          6.7 Lines of Business. Engage in any business other than those in which it is now engaged and any business directly related thereto if, as a result thereof, the general nature of the businesses engaged in by the Company would be substantially changed from the general nature of its businesses as of the Closing Date.

          6.8 Sale and Leaseback. Sell or transfer any fixed assets and then or thereafter rent or lease as lessee any such assets.

          6.9 Adjusted Tangible Net Worth. Permit Adjusted Tangible Net Worth to be less than $21,000,000 at any time.

          6.10 Leverage Ratio. Permit the Leverage Ratio to be greater than 7.0:1.0 at any time.

          6.11 Nonperforming Loans. Permit the ratio of (a) the aggregate outstanding principal balance of Nonperforming Loans (excluding the aggregate outstanding principal balance of such loans which have been sold without recourse) to (b) the aggregate outstanding principal balance of all Third Party Loans (excluding the aggregate outstanding principal balance of such loans which have been sold without recourse) to exceed .05:1.0 at any time.

          6.12 Third Party Loan Concentration. Permit the sum of (a) the aggregate outstanding principal balance of Third Party Loans to, and (b) the aggregate amount of all lease payments, under any leases of real property, owing from, a single Person and all Affiliates of such Person to exceed $5,000,000 other than the existing loans and leases to the Lang Company and its Affiliates as set forth on Schedule 6.12 attached hereto.

          6.13 Net Earnings. Permit Net Earnings for any fiscal year of the Company to be less than $1.

          6.14 Lease Portfolio Coverage Ratio. Permit the Lease Portfolio Coverage Ratio to be less than .09:1.0 at any time that the net book value of properties owned and leased by the Company exceeds $10,000,000.

          6.15 Transactions with Affiliates. Enter into or be a party to any transaction with any Affiliate except as otherwise provided herein or in the ordinary course of business and upon fair and reasonable terms which are no less favorable than a comparable arm's length transaction with an entity which is not an Affiliate.

          6.16 Concessions to Borrowers. Make advances to a Third Party Loan borrower to permit such borrower to meet its debt service payments on such Third Party Loan or agree to capitalize any interest payment owed by a Third Party Loan borrower.

          7. Events of Default; Remedies.

          7.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default:

                              (a) Failure to Pay Note.  The Company fails to pay
                    (a) principal on any Note when due, whether at a stated payment date, or a date fixed by the Company for prepayment or by acceleration, or (b) interest on any Note, or any fee or other amount payable hereunder, when due and such default in payment of interest, fees or other amounts continues uncured for a period of five days; or

                              (b) Falsity of Representations and Warranties. Any
                    representation or warranty made in any Loan Document (including, without limitation, any Borrowing Base Certificate) is false in any material respect on the date as of which made or as of which the same is to be effective; or

                              (c) Breach of Covenants. The Company fails to comply with any term, covenant or agreement contained in (a) sections 5.2, 5.3, 5.4, 5.5, 5.7, 5.8 or 5.10 and such failure continues uncured for a period of 20 days, or (b) sections 5.1, 5.6, 5.9, 5.11 or section 6 hereof; or

                              (d) Breach of Other Provisions.  The Company fails
                    to comply with any other agreement contained herein and such default continues for a period of 30 days after written notice to the Company from the Agent; or

                              (e) Default Under  Permitted Swap Contract.  There
                    occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company is the defaulting party, or (2) any Termination Event ( as defined in such Swap Contract) as to which the Company is the "affected party", and, in either event, the liability of the Company as a result thereof is greater than $100,000.

                              (f) Default Under Other Agreements. The Company or
                    the Parent fails to pay when due any other Indebtedness issued or assumed by the Company or the Parent, or fails to comply with the terms of any agreement under which such Indebtedness was created and such default continues beyond the period of grace, if any, therein provided; or

                              (g) Entry of Final Judgments.  A final judgment is
                    entered against the Company or the Parent which, together with all unsatisfied final judgments entered against the Parent, the Company and all Subsidiaries, exceeds the sum of $500,000, and such judgment shall remain unsatisfied or unstayed for a period of 60 days after the entry thereof; or

                              (h) ERISA Liability.  Any event in relation to any
                    Plan which the Lenders determine in good faith could result in any of the occurrences set forth in section 3.11 above; or

                              (i) Default Under Other Loan Documents.  An "Event
                    of Default" (as defined therein) shall occur under any other Loan Document or the party to any other Loan Document (other than a Lender) fails to timely comply with any term, covenant or agreement contained therein; or

                              (j)   Insolvency,   Failure   to  Pay   Debts   or
                    Appointment of Receiver, Etc. The Company or the Parent becomes insolvent or the subject of state insolvency proceedings, fails generally to pay its debts as they become due or makes an assignment for the benefit of creditors; or a receiver, trustee, custodian or other similar official is appointed for, or takes possession of any substantial part of the property of, the Company or the Parent; as used herein, the term "insolvent" means that the sum of the Company's liabilities, which in accordance with GAAP appear on the balance sheet of the Company, exceeds the sum of the Company's assets which appear on such balance sheet; or

                              (k)   Subject   of   United   States    Bankruptcy
                    Proceedings. The taking of corporate action by the Company or the Parent to authorize such organization to become the subject of proceedings under the United States Bankruptcy Code; or the execution by the Company or the Parent of a petition to become a debtor under the United States Bankruptcy Code; or the filing of an involuntary petition against the Company or the Parent under the United States Bankruptcy Code which remains undismissed for a period of 60 days; or the entry of an order for relief under the United States Bankruptcy Code against the Company or the Parent.

          7.2 Remedies. Upon the occurrence of any of the events described in sections 7.1(a) through 7.1(i), inclusive, the Agent shall, at the direction of the Majority Lenders, at the same or different times, take any of the following actions:

                              (a) declare the Lenders' Revolving Loan Commitments and LOC Commitments to be terminated, whereupon the Lenders' Revolving Loan Commitments and LOC Commitments shall, except as otherwise provided in section 7.3, immediately terminate; or

                              (b) declare the Revolving  Loans,  and all accrued
                    interest thereon, to be immediately due and payable, whereupon the Revolving Loans, all accrued interest thereon and all other amounts owing or payable under the Loan Documents shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company, and require the Company to comply with the provisions of section 2.1(c)(vi) of this Agreement.

          Promptly following the making of such declaration, the Agent shall give notice thereof to the Company and each Lender but the failure to give such notice shall not impair any of the effects of such declaration. Upon the occurrence of any of the events described in sections 7.1(j) or (k), the Lenders' Revolving Loan Commitments and LOC Commitments shall, except as otherwise provided in section 7.3, immediately terminate and the Notes, together with accrued interest thereon and all other amounts owing or payable under the Loan Documents shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company and the Company shall deliver to the Agent, for the benefit of the Agent and the Lenders, Cash Collateral as required by section 2.1(c)(vi) of this Agreement.

          7.3 Revolving Loans to Retire Commercial Paper. Notwithstanding anything to the contrary contained in this Agreement (including any insufficiency in the Borrowing Base Amount to support advances pursuant to this section 7.3), if there is Commercial Paper outstanding on the date the Revolving Loan Commitments would otherwise terminate under section 7.2, to the extent that such Commercial Paper was issued prior to the date of delivery of any notice of Default or Event of Default from the Agent to the Company, unless at the time the Revolving Loan Commitments would so terminate an Event of Default described in sections 7.1(j) or (k) has occurred and is continuing, and except as otherwise prohibited by applicable law, the Lenders shall remain obligated to make Revolving Loans in the manner set forth in this section.

          On the Business Day after the Agent provides the notice of termination of the Revolving Loan Commitment under section 7.2 each CP Agent shall provide to the Agent a schedule specifying the maturity dates of outstanding

Commercial Paper placed by such CP Agent, the principal and interest due on each maturity date and the aggregate amount of principal and interest to become due with respect to such Commercial Paper. The Agent shall promptly forward such schedules to the Lenders. No later than 1 p.m. Milwaukee, Wisconsin time on the day following the day the Lenders receive copies of such schedules, provided that no Event of Default under sections 7.1(j) or (k) then exists, each Lender shall forward to the Agent such Lender's Percentage of the aggregate principal and interest to become due on Commercial Paper after the termination of the Revolving Loan Commitments. Such funds shall be held in a noninterest bearing account in the name of the Agent and the Agent shall forward the appropriate amount of principal and interest to each CP Agent on each respective maturity date as set forth in the schedules provided to the Agent by each CP Agent.

          The advance by a Lender under this section 7.3 shall constitute a Revolving Loan to the Company, shall be a Base Rate Loan bearing interest at the Default Rate and shall be immediately due and payable by the Company.

          The  Company  acknowledges  and  consents  to the  provisions  of this section 7.3. The Company further acknowledges that the placement of Commercial Paper by the CP Placement Agents under the CP Placement Agreements is solely at the discretion of the CP Placement Agents and the CP Placement Agents may decline at any time to continue to so place such Commercial Paper.

          8. The Agent.

          8.1 Appointment and Duties of the Agent. The Lenders hereby appoint Firstar, subject to the terms and conditions of this section 8, as the Agent for the Lenders under and for purposes of this Agreement and the other Loan Documents. The Agent shall also act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. Each of the Lenders hereby irrevocably, authorizes, and directs the Agent to take such action on its behalf and to exercise such powers hereunder as are delegated to the Agent herein, together with such powers as are reasonably incident thereto, in connection with the administration of and enforcement of any rights or remedies with respect to this Agreement and the other Loan Documents. The Agent shall use reasonable diligence to examine the face of each document received by it hereunder to determine whether such document, on its face, appears to be what it purports to be. However, the Agent shall not be under any duty to examine into or pass upon the validity or genuineness of any documents received by it hereunder and the Agent shall be entitled to assume that any of the same which appears regular on its face is genuine and valid and what it purports to be.

          8.2  Discretion  and Liability of the Agent.  Subject to sections 8.3,
8.5 and 9.12 hereof, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may vested in it by, or with respect to, taking or refraining from taking any action or actions which it may be able to take under or in respect of this Agreement and the other Loan Documents. Neither the Agent nor any of its directors, officers, employees, agents or representatives shall be liable for any action taken or not taken under any Loan Document in the absence of gross negligence or willful misconduct.

          8.3 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to a failure by the Company to pay principal, interest or fees required to be paid to the Agent, unless the Agent has actual knowledge of such facts or has received notice from the Company or a Lender in writing that the Company or such Lender considers that a Default or Event of Default has occurred and is continuing and which specifies the nature thereof.

          If the Agent shall acquire actual knowledge of or receive notice from a Lender that a Default or Event of Default has occurred, the Agent shall promptly notify the Lenders and the Company of such Default or Event of Default.

          8.4 Consultation. The Agent in good faith may consult with legal counsel or other advisors selected by it and shall be entitled to fully rely upon any opinion of such counsel or other advisor in connection with any action taken or not taken by the Agent in accordance with such opinion.

          8.5 Communications To and From the Agent. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Lenders, unless action by the Agent alone is expressly permitted hereunder, action shall be taken by the Agent for and on behalf or for the benefit of the Lenders upon the direction of the Majority Lenders or, if required under section 9.12, all the Lenders. The Company may rely upon any communication from the Agent hereunder and need not inquire into the propriety of or authorization for such communication. Upon receipt by the Agent from the

Company or any Lender of any communication calling for an action on the part of the Lenders, the Agent will, in turn, promptly inform the other Lenders in writing of the nature of such communication. In addition, the Agent shall forward to each Lender, promptly after receipt, copies of information provided by the Company pursuant to the requirements of the Loan Documents including, without limitation, the financial statements referred to in section 5.1 and section 8(b) of the Parent Guaranty, the Borrowing Base Certificates and the notices referred to in section 5.10.

          8.6 Limitations of Agency. The Agent will act under the Loan Documents solely as the agent of the Lenders and only to the extent specifically set forth in the Loan Documents and will, under no circumstances, be considered to be a fiduciary of any nature whatsoever in respect of any other Person. The relationship between the Agent and the Lenders is that of agent and principal only and the Agent shall not be deemed to be a trustee or fiduciary for any Lender. The Agent may generally engage in any kind of banking or trust business with the Company as if it were not the Agent.

          8.7 No Representation or Warranty. No Lender (including the Agent) makes to any other Lender any representation or warranty, express or implied, or assumes any responsibility with respect to the execution, validity or enforceability of this Agreement or the other Loan Documents.

          8.8 Lender Credit Decision. Each Lender acknowledges that it has, independent of and without reliance upon any other Lender (including the Agent) or any information provided by any other Lender (including the Agent) and based upon the financial statements of the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independent of and without reliance upon any other Lender (including the Agent) and based upon such documents and information as it shall deem appropriate at that time, continue to make its own credit decision in taking or not taking action under this Agreement and the other Loan Documents.

          8.9 Indemnity. Each Lender hereby indemnifies (which indemnity shall survive the termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs, or expenses of any kind or nature whatsoever including reasonable attorneys' fees which may at any time be imposed on, incurred by, or asserted against, the Agent in any way related to or arising out of this Agreement or the other Loan Documents and as to which the Agent is not reimbursed by the Company; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of the transactions contemplated hereby, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

          8.10 Resignation or Removal of Agent; Successor Agent. The Agent may resign as such at any time upon at least 30 days' prior notice to the Company and all Lenders. The Agent may be removed at any time by the Majority Lenders upon at least 30 days' prior notice by the Majority Lenders to the Company and the Agent, but only for cause consisting of its gross negligence or willful misconduct or following a declaration of insolvency by the appropriate regulators. If the Agent at any time shall resign or be removed, the Majority Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint the successor Agent, which shall be one of the Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and such assignments as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement.

          9. Miscellaneous.

          9.1  Survival  of  Representations   and  Warranties.   The  Company's
representations and warranties contained in section 3 hereof shall survive closing and execution and delivery of the Notes.

          9.2 Indemnification. The Company agrees to defend, indemnify and hold harmless the Agent, the Collateral Custodian, the Lenders and their respective directors, officers, employees and agents from and against any and all loss, cost, expense or liability (including reasonable attorneys' fees) incurred in connection with any and all claims or proceedings (whether brought by a private party or governmental agency) as a result of, or arising out of or relating to:

                              (a) bodily injury,  property damage,  abatement or
                    remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material (as determined under Environmental Laws) located on or migrating into, from or through property previously, now or hereafter owned or occupied by the Company, which the Agent or any Lender may incur due to the making of the Revolving Loans, the exercise of any of its rights under the Security Documents, or otherwise;

                              (b) any transaction financed or to be financed, in
                    whole or in part, directly or indirectly, with the proceeds of any Revolving Loan;

                              (c) any claim that the offering, issuance, placement or sale of Commercial Paper, or any document used in connection therewith, resulted in a violation of law, including any federal or state securities law

                              (d) the entering into, performance of and exercise
                    of their  rights  under  this  Agreement  or any other  Loan
                    Document by the Agent, the Collateral Custodian and the Lenders.

                              This  indemnity  will survive  foreclosure  of any
                    security interest or mortgage or conveyance in lieu of foreclosure and the repayment of the Revolving Loans and the discharge and release of the Security Documents.

          9.3 Expenses. The Company agrees, whether or not the transaction hereby contemplated shall be consummated, to pay on demand (a) all out-of-pocket expenses incurred by the Agent in connection with the negotiation, execution, administration, or amendment of this Agreement and the other Loan Documents, including reasonable counsel fees and expenses, (b) all out-of-pocket expenses incurred by the Agent, the Collateral Custodian or any Lender in connection with the enforcement of this Agreement or any other Loan Document, (c) any taxes (including any interest and penalties relating thereto) payable by any Lender (other than taxes based upon such Lender's net income) on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify each Lender with respect thereto) and (d) all out-of-pocket expenses, including reasonable counsel fees and expenses, incurred by the Agent, the Collateral Custodian or any Lender in connection with any litigation, proceeding or dispute in any way related to the Agent's, the Collateral Agent's and the Lenders' relationships with the Company, whether arising hereunder or otherwise. The obligations of the Company under this section will survive payment of the Revolving Loans.

          9.4 Notices. All notices provided for herein shall be in writing and shall be (a) delivered; (b) sent by express or first-class mail; or (c) sent by facsimile transmission and confirmed in writing provided to the recipient in a manner described in (a) or (b), and, if to the Agent or a Lender, addressed to it at the address set forth below its signature, and if to the Company, addressed to it at P.O. Box 190, W239 N1700 Busse Road and Highway J, Pewaukee, Wisconsin 53072, Attention: Vice President of Finance, Facsimile No. 414-523-4193, or to such other address with respect to any party as such party shall notify the others in writing; such notices shall be deemed given when delivered or mailed or so transmitted.

          9.5 Participations. The Company agrees that each Lender may, at its option, sell to another financial institution or institutions participating interests in the Note payable to such Lender and, in connection with each such sale, and thereafter, disclose to the purchaser or prospective purchaser of each such participating interest financial and other information concerning the Company; provided, however, (a) such Lender's obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible for the performance of such obligations, (c) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and (d) no Lender shall transfer or grant any participating interest under which the participant has rights to approve any amendment to, or any consent or waiver with respect to this Agreement or any other Loan Document except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in section 9.12(b) and (c). The Company agrees that if amounts outstanding under this Agreement or a Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each such purchaser shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and such Note to the same extent as if the amount of its participating interest were owed directly to it. The Company further agrees that each such purchaser shall be entitled to the benefits of sections 2.13 and 2.14 with respect to its participation in the selling Lender's Revolving Loan Commitment; provided that no such purchaser shall be entitled to receive any greater amount pursuant to that section than the Lender would have been entitled to receive if no such sale had occurred.

          9.6 Titles. The titles of sections in this Agreement are for convenience only and do not limit or construe the meaning of any section.

          9.7 Parties Bound; Waiver. The provisions of this Agreement shall inure to the benefit of and be binding upon any successor of any of the parties hereto and shall extend and be available to any holder of a Note; provided that the Company's rights under this Agreement are not assignable. No delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Agent or a Lender would otherwise have.

          9.8 Governing Law. This Agreement is being delivered in and shall be deemed to be a contract governed by the laws of the State of Wisconsin and shall be interpreted and enforced in accordance with the laws of that state without regard to the principles of conflicts of laws.

          9.9 Submission to Jurisdiction; Service of Process. As a material inducement to the Agent and the Lenders to enter into this Agreement:

                              (a) THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MILWAUKEE COUNTY OR THE FEDERAL COURT FOR THE EASTERN DISTRICT OF WISCONSIN AND THE COMPANY CONSENTS TO THE JURISDICTION OF SUCH COURTS. THE COMPANY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; and

                              (b) The Company consents to the service of process
                    in any such action or proceeding by certified mail sent to the address specified in section 9.4.

                              Nothing contained herein shall affect the right of
                    the Agent or the Lenders to serve process in any other manner permitted by law or to commence an action or proceeding in any other jurisdiction.

          9.10 Waiver of Jury Trial. THE COMPANY, THE AGENT AND THE LENDERS HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY OTHER ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

          9.11 Limitation of Liability. THE COMPANY, THE AGENT AND THE LENDERS HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM ANY OTHER PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES, OF WHATEVER NATURE, OTHER THAN ACTUAL DAMAGES.

          9.12 Amendments. No provision of this Agreement or the other Loan Documents may be amended, modified, supplemented, changed, waived, discharged or terminated unless the consent of the Majority Lenders and the Company is obtained in writing, provided, however, that no such amendment, modification or waiver which would:

                              (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority Lenders shall be effective unless consented to by each Lender;

                              (b) modify this section 9.12, change the definition of "Majority Lenders," increase or extend any Revolving Loan Commitment or LOC Commitment, increase the Percentage of any Lender, change the definition of "Borrowing Base Amount," or reduce, or extend the scheduled due date for payment of, any fees payable hereunder, shall be effective unless consented to by each Lender;

                              (c) extend the  scheduled due date for the payment
                    of principal or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall be made without the consent of the holder of such Note;

                              (d) release any  collateral  (except as  permitted
                    herein  or  in  the  applicable   Loan  Document)  shall  be
                    effective unless consented to by each Lender; or

                    (e) adversely affect the interests, rights, or obligations of the Agent shall be made without the consent of the Agent.

          9.13 Counterparts. This Agreement and any amendment hereof may be executed in several counterparts, each of which shall be executed by the Agent and the Company and be deemed to be an original and all of which together shall constitute one instrument. This Agreement shall become effective when counterparts hereof executed on behalf of the Company, the Agent and each Lender shall have been received by the Agent and notice thereof shall have been given by the Agent to the Company and each Lender.

          9.14 Entire Agreement. This Agreement and the other Loan Documents shall constitute the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of the parties in connection therewith.

          9.15 Release of Mortgage Collateral. If the Company disposes of any real property constituting Eligible Leased Real Estate, in a bona fide, arm's length transaction, the Lenders agree that the Collateral Agent shall promptly release any mortgage and assignment of leases and rents, in favor of the Collateral Agent, for the benefit of the Lenders, encumbering the relevant Eligible Leased Real Estate, upon payment by the Company to the Agent, for the benefit of the Lenders, of an amount equal to the net book value of such Eligible Leased Real Estate as of the date of such disposition

          9.16 Acknowledgment of Security Interests, Mortgages and Liens; New Benefited Parties. The Company specifically acknowledges that all of the Company's obligations to the Agent and the Lenders pursuant to this Agreement, the Notes, the other Loan Documents, and any amendments thereto, shall be secured by all security interests, mortgages, pledges, liens, assignments and hypothecations previously or hereafter granted by the Company to the Agent, for the benefit of the Lenders. The Company further acknowledges and agrees that the Lenders party to this Agreement, and those Lenders that may become parties hereto from time to time hereafter, (i) shall be deemed "Benefited Parties" (as defined therein) under any and all collateral documents providing security for the Company's obligations to the Agent and the Lenders pursuant to this Agreement, the Notes and the other Loan Documents, including all Security Documents, and (ii) shall have all of the rights and benefits of the "Benefited Parties" thereunder.

          [Intentionally Left Blank, Signatures Continue on Next Page]

                                         BANDO MCGLOCKLIN SMALL BUSINESS
                                         LENDING CORPORATION

                                         BY   /s/ George R. Schonath
                                          Its     President
  Revolving
   Loan
  Commitment        Percentage
  ----------        ----------
                                         FIRSTAR BANK MILWAUKEE, N.A.,
                                         as the Agent

                                         BY   /s/ Jon B. Beggs
                                          Its     Vice President

                                         Address: 777 East Wisconsin Avenue
                                                  Milwaukee, WI 53202
                                                  Attn:  Jon Beggs

                                         Facsimile No.:  414-765-6236

  $20,000,000       28.5714286%          FIRSTAR BANK MILWAUKEE, N.A.,
                                         as a Lender

                                         BY   /s/ John B. Beggs
                                          Its     Vice President

                                         Address: 777 East Wisconsin Avenue
                                                  Milwaukee, WI 53202
                                                  Attn:  Jon Beggs

                                         Facsimile No.:  414-765-6236

  $20,000,000       28.5714285%          U.S. BANK NATIONAL ASSOCIATION
                                         (formerly known as First Bank National
                                         Association)

                                         BY   /s/ Dennis Bowgren
                                          Its     Vice President

                                         Address: 201 West Wisconsin Avenue
                                                  Milwaukee, WI 53259
                                                   Attn:  Dennis Bowgren

                                         Facsimile No.:  414-227-5416

  Revolving
    Loan
  Commitment        Percentage
  ----------        ----------
  $10,000,000       14.2857143%          LASALLE NATIONAL BANK


                                         BY   /s/ Terry M. Keating
                                          Its     Senior Vice President

                                         Address: 135 South LaSalle Street
                                                  Chicago, IL 60603
                                                  Attn:  Terry Keating

                                         Facsimile No.:  312-904-2903

  $10,000,000       14.2857143%          THE HUNTINGTON NATIONAL BANK


                                         BY   /s/ Robert H. Friend
                                          Its     Vice President

                                         Address: 41 South High Street
                                                  Columbus, OH 43215
                                                  Attn:  Robert Friend

                                         Facsimile No.:  614-480-5791

$10,000,000         14.2857143%          M&I MARSHALL & ILSLEY BANK


                                         BY   /s/ Douglas S. Nelson
                                          Its     Vice President

                                         BY   /s/ Robert A. Nielson
                                          Its     Assistant Vice President

                                         Address: 770 North Water Street
                                                  Milwaukee, WI 53202
                                                  Attn:  Robert Nielsen

                                         Facsimile No.:  414-765-7625
$70,000,000         100.00%
============        =========

                                   SCHEDULE 1

                      Existing Liens and Security Interests

                                  SCHEDULE 3.4

                                   Litigation

                                  SCHEDULE 3.20

                              Year 2000 Compliance

                                  SCHEDULE 6.2

                              Existing Indebtedness

                                  SCHEDULE 6.3

                         Existing Contingent Obligations